Exhibit 10.29

EXECUTION VERSION

AMENDED AND RESTATED SUBSCRIPTION AGREEMENT

This AMENDED AND RESTATED SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of May 24, 2012, is executed and agreed to by and between EPE Acquisition, LLC, a Delaware limited liability company (the “Company”), and EPE Management Investors, LLC, a Delaware limited liability company (“EMI”). Capitalized terms used in this Agreement but not defined in the body hereof are defined in Exhibit A hereto.

WHEREAS, the Second Amended and Restated Limited Liability Company Agreement of the Company dated as of May 24, 2012 (as amended from time to time, the “LLC Agreement”), authorizes the Board to cause the Company to issue Class A Units (whether Matching Units or Funded Units, the “Subscribed Class A Units”) to EMI upon the terms and subject to the conditions of the LLC Agreement, and, in connection therewith, authorizes the Company to cause EMI to issue a corresponding number of EMI Units to EMI Members (each, a “Management Investor”);

WHEREAS, the purpose of this Agreement is to set forth certain of the circumstances in which the Company shall have the right to repurchase Subscribed Class A Units from EMI; and

WHEREAS, EMI and EEH are parties to that certain Subscription Agreement dated as of April 24, 2012 (the “Prior Subscription Agreement”).

NOW, THEREFORE, in consideration of the promises and of the mutual agreements contained in this Agreement and other good and valuable consideration, the parties hereto agree as follows and amend and restate the Prior Subscription Agreement in its entirety:

1.                                      Repurchase of Subscribed Class A Units

(a)                                 If (i) the employment of a Management Investor with the Company or its Subsidiaries is terminated for Cause or (ii) a Management Investor voluntarily terminates from employment with the Company and its Subsidiaries without Good Reason, then, for a period of one year following the date of such Management Investor’s termination of employment, the Company shall have the right, but not the obligation, to repurchase from EMI, in accordance with Section 2 below, any or all of the Subscribed Class A Units attributable to such Management Investor (and such Management Investor’s Permitted Transferees) as of the date of such Management Investor’s termination for a purchase price equal to the lesser of the Original Cost of such Subscribed Class A Units and the Fair Market Value of such Subscribed Class A Units determined as of the date the Company elects to repurchase such Subscribed Class A Units.

(b)                                 If (i) a Management Investor is terminated from employment with the Company and its Subsidiaries without Cause, (ii) a Management Investor voluntarily terminates from employment with the Company and its Subsidiaries for Good Reason or (iii) a Management Investor’s employment with the Company and its Subsidiaries is terminated upon such Management Investor’s death or because such Management Investor incurs a Disability, then the Company shall have the right, but not the obligation, to repurchase from EMI, in accordance with Section 2 below, any or all of the Subscribed Class A Units attributable to such Management Investor (and such Management Investor’s Permitted Transferees) as of the date of such Management Investor’s termination for a purchase price equal to the Fair Market Value of such Units determined as of the date the Company elects to repurchase such Subscribed Class A Units.

2.                                      Procedure for Repurchase of Vested Units.

(a)                                 In order to exercise the right to repurchase any Subscribed Class A Units that are subject to repurchase pursuant to Section 1 (the “Subject Units”), the Company shall deliver written notice to such Management Investor, and such Management Investor’s Permitted Transferee, legal representative or guardian, or the executor of such Management Investor’s estate, as applicable (the “Holder”) and to EMI, no later than the one-year anniversary of the termination of the Management Investor’s employment with the Company and its Subsidiaries (the “Trigger Date”), in which notice the Company shall set forth (i) the number of such Subject Units, (ii) the Original Cost of such Subject Units (only if such Subject Units are subject to repurchase pursuant to Section 1(a)), (iii) the Fair Market Value of such Subject Units, and (iv) and the purchase price for such Subject Units determined by the Board in accordance with Section 1(a) or Section 1(b), as applicable (the “Purchase Price” and, such notice, a “Repurchase Notice”). The Repurchase Notice shall also set a reasonable time and place for the closing of the repurchase of such Subject Units, which shall be not less than 20 calendar days nor more than 55 calendar days after the date of such Repurchase Notice; provided, however, that in the event of a Valuation Dispute (as defined below) with respect to such Subject Units, the closing of the repurchase of such Subject Units shall be the tenth Business Day following the Final Determination (as defined below).

(b)                                 The Holder shall have the right to dispute in writing the Board’s determination of the Fair Market Value of such Subject Units within 15 calendar days following receipt of a Repurchase Notice (the “Notice Period”). If the Company has not received written notice of such a dispute from the Holder within the Notice Period, then the Purchase Price as determined by the Board shall be deemed to be the final Purchase Price. If the Company has received written notice from the Holder of such a dispute within the Notice Period (a “Valuation Dispute”), then the Board’s determination of the Fair Market Value of such Subject Units shall be submitted for review and final determination by an internationally recognized independent valuation firm with significant experience performing valuations of privately held companies engaged in the oil and natural gas exploration and production business of similar size and scope as the Company and its Subsidiaries taken as a whole (the “Independent Valuation Firm”) selected by the Holder, provided that such Independent Valuation Firm is approved by the Board acting in good faith. Subject to the foregoing, the Independent Valuation Firm shall review all relevant data, including any necessary books and records of the Company, to determine the changes to the Fair Market Value calculation, if any, necessary to resolve only the disputed items or amounts. Such determination by the Independent Valuation Firm shall be made as promptly as practical, but in no event later than 30 calendar days from its engagement, and shall be final and binding on the Company, the Holder, EMI and the members of EMI with respect to such Subject Units and the Purchase Price with respect thereto (the “Final Determination”). All costs charged by the Independent Valuation Firm to make such determination will be shared equally by the Company and the Holder.

(c)                                  Any payment of the Purchase Price for the Subject Units by the Company shall be made, at the Company’s discretion, in the form of a check payable to EMI or a wire transfer of immediately available funds to an account designated by EMI. Upon payment of the Purchase Price by the Company, the Subject Units shall automatically be cancelled without further action by the Company, EMI, the Management Investor or any other Person.

3.                                      Undertaking of EMI. Upon the repurchase of Subscribed Class A Units attributable to such Management Investor in accordance with this Agreement, EMI shall immediately cause the repurchase of an equivalent number of EMI Units of such Management Investor and/or its Permitted Transferees. EMI hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on EMI pursuant to the express provisions of this Agreement and the LLC Agreement.

4.                                      General Provisions.

(a)                                 Notices. Notices provided for in this Agreement shall be in writing and shall be deemed to have been duly received (i) when delivered in person, (ii) on the first business day after such notice is sent by air express overnight courier service, or (iii) on the third business day following deposit in the United States mail, registered or certified mail, return receipt requested, postage prepaid, in each case addressed to the following address, as applicable:

If to EMI to:	EPE Management Investors, LLC c/o Apollo Global Management, LLC 9 West 57th Street, 43rd Floor New York, New York 10019 Attention: Sam Oh

If to the Company to:	EPE Acquisition, LLC c/o Apollo Management VII, L.P. Apollo Commodities Management, L.P., with respect to Series I 9 West 57th Street New York, NY 10019 Attention: Gregory Beard and Laurie Medley

(b)                                 Governing Law. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE. THE PARTIES HEREBY DECLARE THAT IT IS THEIR INTENTION THAT THIS AGREEMENT SHALL BE REGARDED AS MADE UNDER THE LAWS OF THE STATE OF DELAWARE AND THAT THE LAWS OF SAID STATE SHALL BE APPLIED IN INTERPRETING ITS PROVISIONS IN ALL CASES WHERE LEGAL INTERPRETATION SHALL BE REQUIRED.

(c)                                  Waiver of Jury Trial. IN ENTERING THIS AGREEMENT, THE PARTIES EXPRESSLY ACKNOWLEDGE AND AGREE THAT THEY ARE KNOWINGLY AND VOLUNTARILY WAIVING THEIR RIGHTS TO A JURY TRIAL.

(d)                                 Amendment and Waiver. The provisions of this Agreement may be amended, modified or waived only with the prior written consent of EMI and the Company, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall be construed as a waiver of such provisions or affect the validity, binding effect or enforceability of this Agreement or any provision hereof.

(e)                                  Severability. Any provision in this Agreement that is prohibited or unenforceable in any jurisdiction by reason of applicable Law shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(f)                                   Entire Agreement. This Agreement, the EMI Agreement and the LLC Agreement embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(g)                                  Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or pdf attachment to electronic mail shall be effective as delivery of a manually executed counterpart to this Agreement.

(h)                                 Title and Headings; Construction. All Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including all Exhibits attached hereto, and not to any particular provision of this Agreement. All references herein to Sections and Exhibits shall, unless the context requires a different construction, be deemed to be references to the Sections of this Agreement and the Exhibits attached hereto, and all such Exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes. In the event that the LLC Agreement is amended following the date hereof in a manner that amends, corrects, modifies, re-titles, re-numbers or otherwise revises the LLC Agreement section reference within this Agreement, such section reference within this Agreement shall be deemed to continue to reference the applicable original LLC Agreement section, as so amended. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. The word “or” as used herein is disjunctive but not necessarily exclusive. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.

(i)                                     Gender and Plurals. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

(j)                                    Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by and against EMI, the Company and EMI and the Company’s respective successors and assigns (including subsequent holders of Subscribed Class A Units); provided, however, that EMI’s rights and obligations under this Agreement are not assignable except in connection with a Transfer of the Subscribed Class A Units permitted under the LLC Agreement. Notwithstanding anything else in this Agreement or in the LLC Agreement, (i) each Subscribed Class A Unit shall remain subject to the terms of the LLC Agreement and this Agreement regardless of who holds such Subscribed Class A Unit.

(k)                                 Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any rights or remedies under or by reason of this Agreement.

(1)                                 WAIVER OF PUNITIVE AND EXEMPLARY DAMAGE CLAIMS. EACH PARTY, BY EXECUTING THIS AGREEMENT, WAIVES, TO THE FULLEST EXTENT ALLOWED BY LAW, ANY CLAIMS TO RECOVER PUNITIVE, EXEMPLARY OR SIMILAR DAMAGES NOT MEASURED BY THE PREVAILING PARTY’S ACTUAL DAMAGES IN ANY DISPUTE OR CONTROVERSY ARISING UNDER, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Subscription Agreement as of the date first written above, effective for all purposes as provided above.

EPE MANAGEMENT INVESTORS, LLC

By its manager:

EPE Acquisition, LLC

By:	/s/ Sam Oh
	Name:	Sam Oh
	Title:	Vice President

EPE ACQUISITION, LLC

By:	/s/ Sam Oh
	Name:	Sam Oh
	Title:	Vice President

Signature Page to Amended and Restated Subscription Agreement

EXHIBIT A
DEFINED TERMS

“Award Agreement” is defined in the LLC Agreement.

“Board” is defined in the LLC Agreement.

“Business Day” is defined in the LLC Agreement.

“Capital Contribution” is defined in the LLC Agreement.

“Cause” as to any Management Investor has the meaning assigned to such term in an employment agreement, if any, between the Company or one of its Subsidiaries and such Management Investor; provided, however, in the absence of such an employment agreement or if such employment agreement does not define the term “Cause,” then “Cause” has the meaning set forth in the Award Agreement between EEH and such Management Investor.

“Class A Units” is defined in the LLC Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq., as amended from time to time.

“Disability” as to any Management Investor has the meaning assigned to such term in an employment agreement, if any, between the Company or one of its Subsidiaries and such Management Investor; provided, however, in the absence of such an employment agreement or if such employment agreement does not define the terms “Disability” then “Disability” has the meaning set forth in the Award Agreement between EMI and such Management Investor.

“EEH” is defined in the LLC Agreement.

“EMI Agreement” is defined in the LLC Agreement.

“EMI Units” is defined in the LLC Agreement.

“Fair Market Value” is defined in the LLC Agreement.

“Funded Units” is defined in the LLC Agreement.

“Good Reason” as to any Management Investor has the has the meaning assigned to such term in an employment agreement, if any, between the Company or one of its Subsidiaries and such Management Investor; provided, however, in the absence of such an employment agreement or if such employment agreement does not define the term “Good Reason,” then “Good Reason” has the meaning set forth in the Award Agreement between EEH and such Management Investor.

“Law” means any applicable constitutional provision, statute, act, code (including the Code), law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, injunction, award, declaration, or interpretative or advisory opinion or letter of a

Exhibit A-1

domestic, foreign or international governmental authority or any political subdivision thereof and shall include, for the avoidance of doubt, the Delaware Act.

“Management Loan” is defined in the LLC Agreement.

“Matching Units” is defined in the LLC Agreement.

“Original Cost” means, at any given time with respect to the Subscribed Class A Units attributable to the EMI Units held at such time by a particular Management Investor or its Permitted Transferee, the per Unit amount equal to the quotient of (a) the sum of (i) the cash amount paid by the Management Investor to EMI to purchase such EMI Units and (ii) the amount of principal, if any, previously repaid by the Management Investor under a Management Loan that was obtained to purchase such EMI Units divided by (b) the number of EMI Units held by the Management Investor at such time.

“Permitted Transferee” is defined in the LLC Agreement.

“Person” is defined in the LLC Agreement.

“Subsidiary” is defined in the LLC Agreement.

“Unit” is defined in the LLC Agreement.

Exhibit A-2